                                                    Registration No. 33-64431

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                        WHEELABRATOR TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                       22-2678047
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                    (Address of principal executive offices)

                            ----------------------

                  Wheelabrator-Rust Supplemental Benefit Plan
                           (Full title of the plan)


                        Wheelabrator Technologies Inc.
                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                       Attn:  Herbert A. Getz, Secretary
                                 (708)572-8800
           (Name, address and telephone number of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       Proposed
                                                   Proposed            Maximum
                                                   Maximum             Aggregate      Amount of
Title of Securities              Amount to be      Offering Price      Offering       Registration
to be Registered                 Registered        Per Share           Price          Fee
---------------------------------------------------------------------------------------------------
Common stock, par value $.01
  per share..................   174,000 shares    $14.75(1)            $2,566,500(1)    $885.00
---------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations................   $5,800,000             100%            $5,800,000(2)    $2000.00
===================================================================================================

(1) In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange Composite Tape on November 13, 1995, as reported by The Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purpose of determining the registration fee.

===============================================================================

                                                    Registration No. 33-64433

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             ----------------------

                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                                              36-2660763
(State or other jurisdiction of                            (I.R.S. EMPLOYER
incorporation or organization)                          IDENTIFICATION NUMBER)


                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                   (Address of principal executive offices)

                             ----------------------

                  Wheelabrator-Rust Supplemental Benefit Plan
                            (Full title of the plan)

                            WMX Technologies, Inc.
                             3003 Butterfield Road
                           Oak Brook, Illinois 60521
                            Attn:  Herbert A. Getz
             Senior Vice President, General Counsel and Secretary
                                 (708)572-8800
           (Name, address and telephone number of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                       Proposed
                                                   Proposed            Maximum
                                                   Maximum             Aggregate      Amount of
Title of Securities              Amount to be      Offering Price      Offering       Registration
to be Registered                 Registered        Per Share           Price          Fee
---------------------------------------------------------------------------------------------------
Common stock, par value $1.00
  per share..................    116,000 shares    $27.94(1)           $ 3,241,040(1) $1,117.60
---------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations................    $8,700,000          100%              $ 8,700,000(2) $3,000.00
===================================================================================================

(1) In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low sale prices for the registrant's common stock on the New York Stock Exchange Composite Tape on November 13, 1995, as reported by The Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purposes of determining the registration fee.

===============================================================================

     The registrant is filing this Post-Effective Amendment No. 1 solely to reduce the amount of the offering from that originally filed so that the fee paid will be sufficient to cover the offering at the Section 6(b) fee rate of 1/29th of one percent, which was retroactively applied to this registration statement, originally filed on November 17, 1995 when the Section 6(b) fee rate was 1/50th of one percent.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on December 1, 1995.

                                       WHEELABRATOR TECHNOLOGIES INC.

                                       By  /s/ Phillip B. Rooney
                                         ---------------------------------
                                               Phillip B. Rooney,
                                               Chairman of the Board and
                                               Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Title                     Date
     ---------                    -----                     ----

  /s/ Phillip B. Rooney           Director, Chairman of
----------------------------       the Board and Chief
      Phillip B. Rooney            Executive Officer


  /s/ Dean L. Buntrock            Director
----------------------------
      Dean L. Buntrock


  /s/ William M. Daley            Director
----------------------------
      William M. Daley


  /s/ Donald F. Flynn             Director
----------------------------
      Donald F. Flynn


  /s/ Kay Hahn Harrell            Director
----------------------------
      Kay Hahn Harrell


  /s/ James E. Koenig             Director
----------------------------                                December 1, 1995
      James E. Koenig


  /s/ Paul M. Montrone            Director
----------------------------
      Paul M. Montrone


  /s/ Manuel Sanchez              Director
----------------------------
      Manuel Sanchez


  /s/ Thomas P. Stafford          Director
----------------------------
      Thomas P. Stafford


  /s/ Richard S. Haak, Jr.        Controller and Principal
----------------------------       Accounting Officer
      Richard S. Haak, Jr.


  /s/ John D. Sanford             Executive Vice President,
----------------------------       Treasurer and Principal
      John D. Sanford              Financial Officer


                                       6